Exhibit 4.1

MOTOROLA SOLUTIONS, INC.

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

INDENTURE

DATED AS OF AUGUST 19, 2014

SENIOR DEBT SECURITIES

CROSS REFERENCE TABLE(1)

TIA	Indenture
Section	Section
3.10(a)(1)	609
(a)(2)	609
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	608
(b)	608
(c)	N.A.

3.11(a)	613
(b)	613
(c)	N.A.

3.12(a)	701, 702
(b)	702
(c)	702

3.13(a)	703
(b)	703
(c)	703
(d)	703

3.14(a)	704, 1004
(b)	N.A.
(c)(1)	102
(c)(2)	102
(c)(3)	N.A.
(d)	N.A.
(e)	102

3.15(a)	601
(b)	602, 703
(c)	601
(d)	601
(e)	504

3.16(a) (last sentence)	101 (“outstanding”)
(a)(1)(A)	512
(a)(1)(B)	513
(a)(2)	N.A.
(b)	508

(1)  This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

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3.17(a)(1)	503
(a)(2)	504
(b)	1003

3.18(a)	107

Section 611.	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR	50
Section 612.	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS	51
Section 613.	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY	51
Section 614.	APPOINTMENT OF AUTHENTICATING AGENT	51

ARTICLE SEVEN HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY		53
Section 701.	NAMES AND ADDRESSES OF HOLDERS	53
Section 702.	PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS	53
Section 703.	REPORTS BY TRUSTEE	53
Section 704.	REPORTS BY COMPANY	54

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		54
Section 801.	COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS	54
Section 802.	SUCCESSOR PERSON SUBSTITUTED	55

ARTICLE NINE SUPPLEMENTAL INDENTURES		55
Section 901.	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS	55
Section 902.	SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS	57
Section 903.	EXECUTION OF SUPPLEMENTAL INDENTURES	58
Section 904.	EFFECT OF SUPPLEMENTAL INDENTURES	58
Section 905.	CONFORMITY WITH TRUST INDENTURE ACT	58
Section 906.	REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES	58
Section 907.	NOTICE OF SUPPLEMENTAL INDENTURE	58

ARTICLE TEN COVENANTS		59
Section 1001.	PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.	59
Section 1002.	MAINTENANCE OF OFFICE OR AGENCY	59
Section 1003.	MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST	59
Section 1004.	STATEMENT BY OFFICERS AS TO DEFAULT	60
Section 1005.	EXISTENCE	61
Section 1006.	LIMITATION ON LIENS	61
Section 1007.	LIMITATION ON SALES AND LEASEBACKS	62
Section 1008.	WAIVER OF CERTAIN COVENANTS	63

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ARTICLE ELEVEN REDEMPTION OF SECURITIES		63
Section 1101.	APPLICABILITY OF ARTICLE	63
Section 1102.	ELECTION TO REDEEM; NOTICE TO TRUSTEE	63
Section 1103.	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED	63
Section 1104.	NOTICE OF REDEMPTION	64
Section 1105.	DEPOSIT OF REDEMPTION PRICE	64
Section 1106.	SECURITIES PAYABLE ON REDEMPTION DATE	64
Section 1107.	SECURITIES REDEEMED IN PART	65

ARTICLE TWELVE SINKING FUNDS		65
Section 1201.	APPLICABILITY OF ARTICLE	65
Section 1202.	SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES	65
Section 1203.	REDEMPTION OF SECURITIES FOR SINKING FUND	66

ARTICLE THIRTEEN REPAYMENT AT THE OPTION OF HOLDERS		66
Section 1301.	APPLICABILITY OF ARTICLE	66
Section 1302.	REPAYMENT OF SECURITIES	66
Section 1303.	EXERCISE OF OPTION; NOTICE	66
Section 1304.	SECURITIES PAYABLE ON THE REPAYMENT DATE	67

ARTICLE FOURTEEN DEFEASANCE AND COVENANT DEFEASANCE		67
Section 1401.	COMPANY’S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE	67
Section 1402.	DEFEASANCE AND DISCHARGE	67
Section 1403.	COVENANT DEFEASANCE	68
Section 1404.	CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE	68
Section 1405.	DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS	70
Section 1406.	REINSTATEMENT	70

THIS INDENTURE, dated as of August 19, 2014, is between Motorola Solutions, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 1303 East Algonquin Road, Schaumburg, Illinois 60196, and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a legally valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101.                                   DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                 all other terms used herein which are defined in the TIA, or by Commission rule or regulation under the TIA, either directly or by reference therein, as in force at the date as of which this instrument was executed, except as provided in Section 905, have the meanings assigned to them therein; the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act; and the following TIA terms used in this Indenture have the following meanings:

“INDENTURE SECURITIES” means the Securities;

“INDENTURE SECURITY HOLDER” means the Holder;

“INDENTURE TO BE QUALIFIED” means this Indenture;

“INDENTURE TRUSTEE” or “INSTITUTIONAL TRUSTEE” means the Trustee; and

“OBLIGOR” on the indenture securities means the Company;

(3)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

(4)                                 the words “Article” and “Section” refer to an Article and Section, respectively, of this Indenture; and

(5)                                 the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Three, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, partnerships or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” shall mean, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate per annum borne by the Securities compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper in an official language of the country of publication or in the English language customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Board of Directors” or “Board” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.  Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any series of the Securities and the forms and terms thereof), such action may be taken by any committee of the Board or the Company or any officer or employee of the Company authorized to take such action by a Board Resolution.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in that Place of Payment are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two of its Officers, at least one of whom shall be a Chairman of the Board of Directors, Chief Executive Officer, President or Vice President of the Company, and delivered to the Trustee.

“Consolidated Net Tangible Assets” shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any constituting Funded Debt by reason of their being renewable or extendible), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Corporate Trust Office” means the principal office of the Trustee in the State of Illinois or in New York, New York at which at any particular time its corporate trust business shall be administered.

“corporation” means a corporation, association, company, joint stock company or business trust.

“Currency” means any currency or currencies, composite currency or currency unit or currency units issued by the government of one or more countries or by any reorganized confederation or association of such governments.

“Covenant Defeasance” has the meaning specified in Section 1403.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1402.

“Defeasible Series” has the meaning specified in Section 1401.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Designated Currency” has the meaning specified in Section 313.

“Domestic Subsidiary” shall mean a Subsidiary of the Company except a Subsidiary of the Company (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the States of the United States, or (b) which is engaged primarily in financing the operations of the Company or its Subsidiaries, or both, outside the States of the United States.

“Dollar” or “$” means a dollar or other equivalent within the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, and the rules and regulations promulgated thereunder.

“Foreign Currency” means any Currency issued by the government of one or more countries other than the United States or by any recognized confederation or association of such governments.

“Funded Debt” shall mean all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of the Company and its consolidated subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower.

“Global Security” means a Security evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee in accordance with Section 303.

“Holder” means a Person in whose name a Registered Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“Indexed Security” means a Security as to which all or certain interest payments and/or the principal amount payable at Maturity are determined by reference to prices, changes in prices, or differences between prices, or securities or Currencies as specified pursuant to Section 301 hereof.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501(4).

“Officer” means any Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by any two Officers, and delivered to the Trustee, which shall comply with Section 102 to the extent applicable.

“Opinion of Counsel” means a written opinion reasonably satisfactory to the Trustee, who may be an employee of the Company, which shall comply with Section 102 to the extent applicable.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

(1)                                 Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)                                 Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities in accordance with Section 401; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)                                 Securities as to which Defeasance has been effected pursuant to Section 14.02; and

(4)                                 Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, (A) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, (B) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Officer’s Certificate delivered to the Trustee, of the principal amount (or in the case of an Original Issue Discount Security or Indexed Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (A) above or (C) below respectively) of such Security, (C) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (or any premium) or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301 and Section 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any single parcel of real estate, manufacturing plant or warehouse owned or leased by the Company or any Domestic Subsidiary which is located within the United States and the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such single parcel of real estate, manufacturing plant or warehouse or portion thereof (a) which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)(5), 142(a)(6) or 144(a) of the Internal Revenue Code, or any successor provision thereof, or (b) which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.

“Prospectus” means any prospectus supplement relating to the issuance of any Securities, as amended, supplemented or replaced from time to time.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security in the form of Registered Securities established pursuant to Section 201 which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Repayment Date”, when used with respect to any Security to be repaid upon exercise of option for repayment by the Holder, means the date fixed for such repayment.

“Repayment Price”, when used with respect to any Security to be repaid upon exercise of option for repayment by the Holder, means the price at which it is to be repaid pursuant to this Indenture.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” shall mean any corporation, association, partnership or other business entity of which more than 50% of the total voting stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean each Trustee with respect to Securities of that series.

“Trust Indenture Act”, or “TIA”, means the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder as in force at the date as of which this instrument was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended and the rules and regulations promulgated thereunder.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“United States” means the United States of America (including the District of Columbia) and its possessions and territories and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).  “United States Alien” means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Vice President”, when used with respect to the Company or the Trustee, means any elected vice president, whether or not designated by a word or words added before the title “vice president”.

SECTION 102.                                   COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1004) shall include:

(1)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.                                   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.                                   ACTS OF HOLDERS; RECORD DATES.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(b)                                 The ownership of Registered Securities shall be proved by the Security Register.

(c)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(d)                                 If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 105.                                   NOTICES, ETC., TO TRUSTEE AND COMPANY.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                 the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:  Indenture Trust Division, or

(2)                                 the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 106.                                   NOTICE TO HOLDERS; WAIVER.

Except as otherwise expressly provided herein or the form of Securities of any series, where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.  In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to

Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.                                   CONFLICT WITH TRUST INDENTURE ACT.

If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under such Act to be a part of and govern this Indenture, the TIA provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.                                   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.                                   SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.                                   SEPARABILITY CLAUSE.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.                                   BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, Security Registrar and Authenticating Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.                                   GOVERNING LAW.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York, but without regard to principles of conflicts of law.

SECTION 113.                                   LEGAL HOLIDAYS.

In any case where any Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities of any series which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, Repayment Date, Stated Maturity or Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity, as the case may be.

SECTION 114.                                   COUNTERPARTS.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

SECTION 115.                                   FORCE MAJEURE

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 116.                                   SUBMISSION TO JURISDICTION

The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture.  To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

ARTICLE TWO

SECURITY FORMS

SECTION 201.                                   FORMS GENERALLY.

The Registered Securities of each series shall be in substantially the form (including temporary or permanent global form) as shall be established by or pursuant to (i) a Board Resolution, (ii) action taken pursuant to a Board Resolution and (subject to Section 303) set forth, or determined in the manner provided, in an Officers’ Certificate, or (iii) one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or market or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

The definitive Securities, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.                                   FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

The Trustee’s certificate of authentication on each Security shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

as Trustee

By .
AUTHORIZED OFFICER

Dated .

SECTION 203.                                   SECURITIES ISSUABLE IN GLOBAL FORM.

If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (8) of Section 301 and the provisions of Section 302, any such Global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of

Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.  If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement, delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 303(g) shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303(g).

Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any permanent Global Security shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security in registered form, the Holder of such permanent Global Security in registered form.

ARTICLE THREE

THE SECURITIES

SECTION 301.                                   AMOUNT UNLIMITED; ISSUABLE IN SERIES.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities shall rank equally and pari passu and may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and, subject to Section 303 set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters in clauses (1) and (2)), if so provided, may be determined by the Company with respect to unissued Securities, of the series when issued from time to time):

(1)                                 the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)                                 any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1303 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)                                 the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities (and premium, if any), of the series is payable;

(4)                                 the rate or rates at which the Securities of the series shall bear interest, or the method or methods by which such rate or rates shall be determined, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates will be determined or extended, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Registered Security on any Interest Payment Date, the circumstances, if any, in which the Company may defer interest payments and the manner of computing interest if other than as specified in Section 310;

(5)                                 the place or places where, subject to the provisions of Section 1002, the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and where notices to Holders pursuant to Section 106 will be published;

(6)                                 the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(7)                                 the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the period or periods within which, and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8)                                 whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, the Depositary for such Global Security or Securities, whether such global form shall be permanent or temporary and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in this Article Three;

(9)                                 the denominations in which any Registered Securities of the series shall be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(10)                          if other than Dollars, the Currency or Currencies of denomination of the Securities of any series, which may be in any Foreign Currency or any composite Currency or index, and, if any such Currency of denomination is a composite Currency, the agency or organization, if any, responsible for overseeing such composite Currency;

(11)                          that either or both of Section 1402 or 1403 shall apply to the Securities of the series;

(12)                          if other than Dollars, the Currency, Currencies or currency units in which payment of the principal of (and any premium) and interest on any Securities of the series shall be payable and the Currency or Currencies, if any, in which payment of the principal of (and premium, if any) or the interest on Registered Securities at the election of each of the Holders thereof, may also be payable and the periods within which and the terms and conditions upon which such election is to be made and the time and manner of determining the exchange rate between Currency or Currencies in which such Securities are denominated or stated to be paid and the Currency or Currencies in which such Securities are to be paid, in each case in accordance with, in addition to or in lieu of Section 311;

(13)                          if the amount of payments of principal of (or premium, if any) or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(14)                          the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

(15)                          if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(16)                          if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(17)                          if other than the Trustee, the identity of the Security Registrar and/or Paying Agent;

(18)                          the terms of any pledge of property made to secure the obligations of the Company under the Securities of any series and the circumstances, if any, under which such pledge may be released and the limitations, if any, on recourse against the Company on Securities of such series; and

(19)                          any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

Except as set forth below, all Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and (subject to Section 303) set forth, or determined in the manner provided, in such Officers’ Certificate or in any indenture supplemental hereto.

Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different Redemption or Repayment Dates and may be denominated in different Currencies or payable in different Currencies.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

SECTION 302.                                   DENOMINATIONS.

Securities of each series shall be issuable in such form and denominations as shall be specified in the form of Security for such series approved or established pursuant to Section 201 or in the Officers’ Certificate delivered pursuant to Section 301.  In the absence of any specification with respect to the Securities of any series, the Registered Securities of such series, if any (other than Registered Securities in global form, which may be in any denomination), shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 303.                                   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

(a)                                 The Securities shall be executed on behalf of the Company by one or more Officers (other than a Secretary, an Assistant Secretary or an Assistant Treasurer) and shall be attested by its Secretary or one of its Assistant Secretaries. The signature of any Officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(b)                                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company, to the

Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and, except as otherwise provided in this Article Three, the Trustee in accordance with the Company Order shall authenticate and deliver such Securities.  If all the Securities of any series are not to be issued at one time and if the Board Resolution, the Officers’ Certificate or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue.  If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 201 and Section 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating:

(i)                                     if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(ii)                                  if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(iii)                               that such Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Securities denominated other than in Dollars (or a Foreign Currency or Currency unit judgment in respect of such claim) be converted into Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments in Foreign Currencies or Currency units or payments outside the United States.

(c)                                  If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section 303, Section 304, if and to the extent applicable, and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in permanent or temporary form that (i) shall represent and shall be denominated in an aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions.

(d)                                 If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(e)                                  Notwithstanding the provisions of Section 301 and this Section 303, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

(f)                                   Each Registered Security shall be dated the date of its authentication.

(g)                                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless executed and issued by the Company and there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(h)                                 Each Depositary designated pursuant to Section 301 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(i)                                     The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage.

SECTION 304.                                   TEMPORARY SECURITIES.

In the event that definitive Securities of any series are to be issued under the terms of this Indenture, until such definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.  Until so exchanged, the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305.                                   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

The Company shall cause to be kept at one of the offices or agencies to be maintained by the Company in accordance with the provisions of this Section 305 and Section 1002, with respect to the Securities of each series which are Registered Securities, a register (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities.  Pursuant to Section 301, the Company shall appoint, with respect to Securities of each series which are Registered Securities, a “Security Registrar” for the purpose of registering such Securities and transfers and exchanges of such Securities as herein provided. The Trustee, at its Corporate Trust office, is initially appointed “Security Registrar” for such Registered Securities.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series of any authorized denomination or denominations, of like tenor and terms and aggregate principal amount, all as requested by the transferor.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denomination or denominations, of like tenor and terms and aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 303(h), the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 301(8) shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities.  In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

If specified by the Company pursuant to Section 301 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary.  Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:

(a)                                 to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denominations as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(b)                                 to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form in authorized denominations, if the Securities of such series are issuable as Registered Securities.

Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee.  Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Registered Securities to the Persons in whose names such Securities are so registered.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Security Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges of Securities expressly provided in this Indenture to be made at the Company’s own expense or without expense or without charge to the Holders.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any particular series to be redeemed for a period of fifteen days preceding the first publication of the relevant notice of redemption or, if Registered Securities are outstanding and there is no publication, the dispatch of the relevant notice of redemption of Securities of such series selected for redemption under Section 1103 and ending at the close of business on the day of such dispatch, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of such Registered Security being redeemed in part.

SECTION 306.                                   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

If (i) any mutilated Security is surrendered to a Paying Agent outside the United States or, in the case of a Registered Security, to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the loss, destruction or theft of any Security together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security appertaining to such mutilated, destroyed, lost or stolen Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.                                   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Except as otherwise specified with respect to a series of Securities in accordance with the provision of Section 301, interest, if any, on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest, if any, on any Registered Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee inside the United States.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)                                 The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name of, and at the expense of, the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to each Holder of Registered Securities of such series not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been delivered as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                 The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.                                   PERSONS DEEMED OWNERS.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 305 and 307) any interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Security or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

SECTION 309.                                   CANCELLATION.

All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee.  If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310.           COMPUTATION OF INTEREST.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.                                   CURRENCY AND MANNER OF PAYMENTS IN RESPECT OF SECURITIES.

Unless otherwise specified with respect to any Securities pursuant to Section 301, payment of the principal of (and premium, if any) and interest, if any, on any Registered Security of such series will be made in the Currency in which such Registered Security is payable. The provisions of this Section 311 may be modified or superseded with respect to any Securities pursuant to Section 301.

SECTION 312.                                   CUSIP OR ISIN NUMBERS.

The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall indicate the “CUSIP” or “ISIN” numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 313.                                   JUDGMENTS.

The Company may provide, pursuant to Section 301, for the Securities of any series that, to the fullest extent possible under applicable law and except as may otherwise be specified as contemplated in Section 301, (a) the obligation, if any, of the Company to pay the principal of (and premium, if any) and interest on the Securities of any series in a Foreign Currency, composite Currency or Dollars (the “Designated Currency”) as may be specified pursuant to Section 301 is of the essence and agrees that judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of (and premium, if any) and interest on such Securities shall notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and cost of exchange) in the country of issue of the Designated Currency in the case of Foreign Currency or Dollars or in the international banking community in the case of a composite currency on the Business Day immediately following the day of such payment; (c) if the amount in the Designated Currency that may be purchased falls short of the amount originally due for any reason, the Company shall pay such additional amounts needed to compensate for any short fall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.                                   SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest thereon), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either:

(A)                               all Securities theretofore authenticated, issued and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306; and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003), have been delivered to the Trustee for cancellation; or

(B)                               all such Securities not theretofore delivered to the Trustee for cancellation:

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their Stated Maturity within one year, or

(iii)                               if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (B) (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and any premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, or any Repayment Dates as the case may be;

(2)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402.                                   APPLICATION OF TRUST MONEY.

(a)                                 Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 or 1504 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

(b)                                 If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Four with respect to the Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Four with respect to Securities of such series until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to this Section 402 with respect to Securities of such series in accordance with this Article Four; provided, however, that if the Company makes any payment of principal (or premium, if any) or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive payment from the money so held in trust.

ARTICLE FIVE

REMEDIES

SECTION 501.                                   EVENTS OF DEFAULT.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                 default in the payment of any installment of interest upon any Security of that series when it becomes due and payable and continuance of such default for a period of 30 days; or

(2)                                 default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3)                                 default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4)                                 default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)                                 a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 consecutive days; or

(6)                                 the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(7)                                 any other Event of Default provided with respect to Securities of that series.

“BANKRUPTCY LAW” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.  “CUSTODIAN” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the Outstanding Securities for that series notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (4) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

SECTION 502.                                   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in Section 504 (5) or (6)) occurs and is continuing, unless the principal amount of all the Securities of such series shall have already become due and payable, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.  If an Event of Default specified in Section 501(5) or (6) occurs and is continuing, the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Securities as may be specified in the terms hereof) of all of the Outstanding Securities of that series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of that series.  Upon payment to the Holders of such amount, all obligations of the Company in respect of the payment of principal of the Securities of such series shall terminate.

At any time after such acceleration with respect to Securities of any series has occurred and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)                                 the Company has paid or deposited with the Trustee a sum sufficient to pay, in the Currency in which the Securities of that series are payable (except as may otherwise be specified pursuant to Section 301 for such series):

(A)                               all overdue installments of interest on all Outstanding Securities of that series,

(B)                               the principal of (and premium, if any, on) all Outstanding Securities of that series which have become due otherwise than by such acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C)                               to the extent that payment of such interest is lawful, interest upon the Defaulted Interest at the rate or rates prescribed therefor in such Securities, and

(D)                               all sums paid or advanced by the Trustee hereunder, except as a result of its negligence or bad faith, and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2)                                 all Events of Default with respect to Securities of that series, other than the non-payment of the principal of (or premium, if any) or interest on Securities of that series which have become due solely by such acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.                                   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

The Company covenants that if an Event of Default specified in Sections 501(1) or 501(2) occurs, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue installments of interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, which are not the result of the Trustee’s gross negligence or willful misconduct, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon Securities of such series, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.                                   TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)                                     to file and prove a claim for the whole amount of principal (or in the case of Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be provided in the terms thereof) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee which are not the result of the Trustee’s gross negligence or willful misconduct, its agents and counsel) and of the Holders allowed in such judicial proceeding;

(ii)                                  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(iii)                               and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 607.

(iv)                              Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505.                                   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.                                   APPLICATION OF MONEY COLLECTED.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order:

FIRST: To the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee which are not the result of the

Trustee’s gross negligence or willful misconduct, its agents and counsel and all other amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Company or any other Person or Persons entitled thereto as a court of competent jurisdiction shall direct in a final, non-appealable order.

SECTION 507.                                   LIMITATION ON SUITS.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)                                 the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                 such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                 no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508.                                   UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 305 or 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date) and to institute suit for the enforcement of any such payment on and after the respective Stated Maturities or applicable Redemption Date or Repayment Date, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.                                   RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder of any Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of any Security shall continue as though no such proceeding had been instituted.

SECTION 510.                                   RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of any Security is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.                                   DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.                                   CONTROL BY HOLDERS.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1)                                 such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

This Section 512 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

SECTION 513.                                   WAIVER OF PAST DEFAULTS.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(1)                                 in the payment of the principal of (or premium, If any) or interest on any Security of such series, or

(2)                                 in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.  This Section 513 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

SECTION 514.                                   UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit (including fees and expenses of counsel), and may assess costs against any such party litigant, in the manner and to the extent provided in Section 315(e) of the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 515.                                   WAIVER OF USURY, STAY OR EXTENSION LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601.                                   CERTAIN DUTIES AND RESPONSIBILITIES.

(a)                                 Except during the continuance of an Event of Default,

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of negligence or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)                                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)                                 this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)                                 the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in  Sections 101, 104 and 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4)                                 no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602.                                   NOTICE OF DEFAULTS.

If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by Section 315(b) of the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 602, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603.                                   CERTAIN RIGHTS OF TRUSTEE.

Subject to the provisions of Section 601:

(a)                                 the Trustee may rely conclusively and shall be protected fully in acting or refraining from acting upon any resolution, Officers’ Certificate or other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any instruction, request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)                                 before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                   prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers’ Certificate, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand;

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys reasonably acceptable to the Company and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(h)                                 the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(i)                                     the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(j)                                    the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company;

(k)                                 the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default;

(l)                                     except for (i) a default under Section 501(1) or (2) hereof, or (ii) any other event of which the Trustee has “actual knowledge” and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto;

(m)                             in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(n)                                 the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

SECTION 604.                                   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.  The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.                                   MAY HOLD SECURITIES.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 608 and Section 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.                                   MONEY HELD IN TRUST.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing by the Company and the Trustee.

SECTION 607.                                   COMPENSATION AND REIMBURSEMENT.

The Company agrees:

(1)                                 to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or willful misconduct; and

(3)                                 to fully indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section 607 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.  As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities, and the Securities are hereby subordinated to such prior claim.  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Article Five hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

The Trustee shall give the Company notice of any claim or liability for which the Trustee might be entitled to indemnification under subparagraph (3) of this Section 607 within a reasonable amount of time after a Trust Officer of the Trustee receives written notice of such claim or liability.

SECTION 608.                                   DISQUALIFICATION; CONFLICTING INTERESTS.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Indentures, dated as of March 15, 1985, October 1, 1991 and May 1, 1995, between the Company and the Trustee. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 609.                                   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to Section 310(a) of the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office is in the Borough of Manhattan, The City of New York, New York or in the City of Chicago, Illinois. The Trustee hereby represents and warrants that it is currently in compliance and at all times will remain in compliance with the foregoing requirements of this Section 609.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee hereunder.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.                                   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

If at any time:

(1)                                 the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)                                 the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)                                 the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

(4)                                 the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, or the Trustee, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, or the Trustee at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611.                                   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first two paragraphs of this Section 611, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and under the Trust Indenture Act.

SECTION 612.                                   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.                                   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of Section 311(a) of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor), excluding any creditor relationships described in Section 311(b) of the Trust Indenture Act.  A Trustee who resigned or has been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 614.                                   APPOINTMENT OF AUTHENTICATING AGENT.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 614, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall transmit notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment with respect to one or more series is made pursuant to this Section 614, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

AS TRUSTEE

BY

AS AUTHENTICATING AGENT

BY

AUTHORIZED OFFICER

Dated .

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.                                   NAMES AND ADDRESSES OF HOLDERS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Registered Securities. If the Trustee is not the Security Registrar, the Company shall furnish, or cause the Security Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Registered Securities.

SECTION 702.                                   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Registered Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by Section 312(b) of the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.                                   REPORTS BY TRUSTEE.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 313 of the Trust Indenture Act at the times and in the manner provided pursuant thereto, if so required.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704.                                   REPORTS BY COMPANY.

The Company shall provide to the Trustee, the Commission and the Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to Section 314(a) of the Trust Indenture Act at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be provided to the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be provided to the Trustee within 15 days after the same is so required to be provided to the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request of Holders and prospective purchasers of Securities thereof, the Company shall provide to the Trustee (or, at the Company’s option, file with or furnish to the Commission) annual and quarterly reports containing the Company’s most recent financial statements and schedules and related notes thereto, together with management’s discussion and analysis, which meet the requirements of the applicable items in Form 10-K, in the case of annual reports, and Form 10-Q, in the case of quarterly reports.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.                                   COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:

(1)                                 in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)                                 immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)                                 if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary to effectively secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(4)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.                                   SUCCESSOR PERSON SUBSTITUTED.

Upon any consolidation of the Company with, or merger of the Company into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.  The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and the discharge and release of the Company.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.                                   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)                                 to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3)                                 to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are expressly being included solely to be applicable to such series): or

(4)                                 to add to, change or eliminate any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, to change or eliminate any restrictions on the payment of principal (or premium, if any) on Registered Securities or of principal (or premium, if any) or to permit or facilitate the issuance of Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(5)                                 to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no Outstanding Security; or

(6)                                 to secure the Securities pursuant to the requirements of Section 1006 or otherwise or add any guarantee with respect to the Securities; or

(7)                                 to establish the form or terms of Securities of any series as permitted by Section 201 and Section 301; or

(8)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(9)                                 to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other change that does not adversely affect the Holders of the Securities of any affected series in any material respect; or

(10)                          to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(11)                          to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (1) compliance with this Indenture as so amended would not result in notes being transferred in violation of the

Securities Act of 1933, as amended, or any other applicable securities law and (2) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or

(12)         to conform the text of this Indenture or the Securities to any provision of the “Description of the Notes” or similarly entitled section in the Prospectus to the extent that such provision in the “Description of the Notes” or similarly entitled section in the Prospectus is intended to be a verbatim recitation of a provision of this Indenture or the Securities.

SECTION 902.            SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the Holder of each Outstanding Security affected thereby:

(1)           change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof (or premium, if any) or the rate of interest thereon or any premium payable upon the redemption thereof, or repayment thereof (except as contemplated by Section 801 and permitted by Section 901 or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the Currency in which, any Security (or premium, if any) or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as applicable), or

(2)           reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)           modify any of the provisions of this Section 902, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 902 and Section 1006, or the deletion of this proviso, in accordance with the requirements of Section 611 and 901(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.            EXECUTION OF SUPPLEMENTAL INDENTURES.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.            EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.            CONFORMITY WITH TRUST INDENTURE ACT.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.            REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities to such series.

SECTION 907.            NOTICE OF SUPPLEMENTAL INDENTURE.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 902, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture. The failure to give such notice to all such

Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

ARTICLE TEN

COVENANTS

SECTION 1001.         PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

SECTION 1002.         MAINTENANCE OF OFFICE OR AGENCY.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.         MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST

If the Company, a Subsidiary or any of their respective Affiliates, shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (or premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (or premium) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.         STATEMENT BY OFFICERS AS TO DEFAULT.

(a)           The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate (executed by any Chairman, Chief Executive Officer or Vice President and any Chief Financial Officer, Treasurer or Assistant Treasurer), stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto.

(b)           The Company shall deliver to the Trustee as soon as practicable, and in any event, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of the occurrence of any Default or Event of Default, its status and what action the Company taking or proposes to take with respect thereto.

SECTION 1005.         EXISTENCE.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, material rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof will not result in a material adverse effect on the Company.

SECTION 1006.         LIMITATION ON LIENS.

The Company will not itself, and will not permit any Domestic Subsidiary to, incur, issue, assume, or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being hereinafter in this Article called “Debt”), secured by a pledge of, or mortgage or lien on, any Principal Property of the Company or any Domestic Subsidiary, or any shares of stock of or Debt of any Domestic Subsidiary (mortgages, pledges and liens being hereinafter in this Article called “Mortgage” or “Mortgages”), without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt of the Company or such Domestic Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Company and its Domestic Subsidiaries in respect of sale and leaseback transactions (as defined in Section 1007) would not exceed 15% of the Consolidated Net Tangible Assets; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

(1)           Mortgages on property of, or on any shares of stock of or Debt of, any corporation which Mortgages are existing at the time such corporation becomes a Domestic Subsidiary or at the time it is merged into or consolidated with the Company or any Domestic Subsidiary;

(2)           Mortgages in favor of the Company or any Domestic Subsidiary;

(3)           Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(4)           Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

(5)           Mortgages on property, shares of stock or Debt to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or Debt, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof; and

(6)           any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part of any Mortgage referred to in the foregoing clauses (1) to (5), inclusive; provided, that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

SECTION 1007.         LIMITATION ON SALES AND LEASEBACKS.

The Company will not itself, and it will not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Domestic Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by the Company or such Domestic Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless either

(1)           the Company or such Domestic Subsidiary could create Debt secured by a Mortgage pursuant to Section 1006 on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Securities, or

(2)           the Company within 120 days after the sale or transfer shall have been made by the Company or by a Domestic Subsidiary, applies an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined by any two Officers (other than a Secretary, an Assistant Secretary or an Assistant Treasurer)) to the retirement of Funded Debt of the Company; provided, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (a) the principal amount of any Securities delivered within 120 days after such sale to the Trustee for retirement and cancellation, and (b) the principal amount of Funded Debt, other than Securities, voluntarily retired by the Company within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (2) may be effected by payment at Maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

SECTION 1008.         WAIVER OF CERTAIN COVENANTS.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1006 and Section 1007 with respect to the Securities of a series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.         APPLICABILITY OF ARTICLE.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102.         ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1103.         SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

Except as otherwise specified or contemplated by Section 301 for Securities of any series, if less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date, from the Outstanding Securities of such series not previously called for redemption in accordance with the procedures of the Depositary.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.         NOTICE OF REDEMPTION.

Notice of redemption shall be given in the manner provided in Section 106 not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.  All notices of redemption shall state:

(1)           the Redemption Date,

(2)           the Redemption Price,

(3)           if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

(4)           that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)           the name and address of the Paying Agent,

(6)           that the redemption is for a sinking fund, if such is the case, and

(7)           the CUSIP number of such Security, if any.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable; provided in the latter case the Company shall give the Trustee at least 5 Business Days prior notice of the date the Company wishes to have the notice published.

Failure to give such notice to the Holder of any Security or any defect in such notice given to the Holder of any Security shall not affect the validity of the proceedings for any other Security or part thereof.

SECTION 1105.         DEPOSIT OF REDEMPTION PRICE.

Prior to 11:00 a.m. on the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which such Securities are payable sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Securities which are to be redeemed on that date.

SECTION 1106.         SECURITIES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the

Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified in Section 301, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Registered Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107.         SECURITIES REDEEMED IN PART.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered..

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.         APPLICABILITY OF ARTICLE.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202.         SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203.         REDEMPTION OF SECURITIES FOR SINKING FUND.

Not less than 60 days prior to each sinking fund payment date for any series of Securities (unless a shorter period is satisfactory to the Trustee), the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 nor more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date (unless a shorter period is satisfactory to the Trustee) in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1106 and Section 1107.

ARTICLE THIRTEEN

REPAYMENT AT THE OPTION OF HOLDERS

SECTION 1301.         APPLICABILITY OF ARTICLE.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with their terms and (except as otherwise specified pursuant to Section 301 for Securities of such series) in accordance with this Article.

SECTION 1302.         REPAYMENT OF SECURITIES.

Each Security which is subject to repayment in whole or in part at the option of the Holder thereof on a Repayment Date shall, unless otherwise provided in its terms, be repaid at the applicable Repayment Price together with interest accrued to such Repayment Date as specified pursuant to Section 301.

SECTION 1303.         EXERCISE OF OPTION; NOTICE.

Each Holder desiring to exercise such Holder’s option for repayment shall, as conditions to such repayment, surrender the Security to be repaid in whole or in part together with written notice of the exercise of such option at any office or agency of the Company in a Place of Payment, not less than 30 nor more than 45 days prior to the Repayment Date.  Such notice, which shall be irrevocable, shall specify the principal amount of such Security to be repaid, which shall be equal to the minimum authorized denomination for such Security or an integral multiple thereof, and shall identify the Security to be repaid and, in the case of a partial repayment of the Security, shall specify the denominations of the Security or Securities of the same series to be issued to the Holder for the portion of the principal of the Security surrendered which is not to be repaid.

The Company shall execute and the Trustee shall authenticate and deliver without service charge to the Holder of any Registered Security so surrendered a new Registered Security or Securities of the same series, of any authorized denomination specified in the foregoing notice, in an aggregate principal amount equal to any portion of the principal of the Registered Security so surrendered which is not to be repaid.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Securities shall relate, in the case of any Security repaid or to be repaid in part, to the portion of the principal of such Security which has been or is to be repaid.

SECTION 1304.         SECURITIES PAYABLE ON THE REPAYMENT DATE.

Notice of exercise of the option of repayment having been given and the Securities so to be repaid having been surrendered as aforesaid, such Securities shall on the Repayment Date become due and payable at the price therein specified and from and after the Repayment Date such Securities shall cease to bear interest and shall be paid on the Repayment Date, unless the Company shall default in the payment of such price in which case the Company shall continue to be obligated for the principal amount of such Securities and shall be obligated to pay interest on such principal amount at the rate borne by such Securities from time to time until payment in full of such principal amount.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.         COMPANY’S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

The Company may elect, at its option by Board Resolution at any time, to have either Section 1402 or Section 1403 applied to the Outstanding Securities of any series designated pursuant to Section 301 as being defeasible pursuant to this Article Fourteen (hereinafter called a “Defeasible Series”), upon compliance with the conditions set forth below in this Article Fourteen.

SECTION 1402.         DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise of the option provided in Section 1401 to have this Section 1402 applied to the Outstanding Securities of any Defeasible Series, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder (1) the rights of Holders of Securities of such series to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities of such series when payments are due, (2) the Company’s obligations with respect to the Securities of such series under Section 304, Section 305, Section 306, Section 1002 and Section 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option provided in Section 1401 to have this Section 1402 applied to the Outstanding Securities of any Defeasible Series notwithstanding the prior exercise of its option provided in Section 1401 to have Section 1403 applied to the Outstanding Securities of such series.

SECTION 1403.         COVENANT DEFEASANCE.

Upon the Company’s exercise of the option provided in Section 1401 to have this Section 1403 applied to the Outstanding Securities of any Defeasible Series, (1) the Company shall be released from its obligations under Sections 1005 through 1007, inclusive, and Section 801 and (2) the occurrence of any event specified in Section 501(3), Section 501(4) (with respect to any of Section 1005 through Section 1007, inclusive, and Section 801) and Section 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section 503 on and after the date the conditions set forth in Section 504 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

SECTION 1404.         CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

The following shall be the conditions to application of either Section 1402 or Section 1403 to the Outstanding Securities of any Defeasible Series:

(1)           The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 609 and agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Securities of such series, (A) money in an amount (in such Currency in which such Securities are then specified as payable at Stated Maturity), (B) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying Trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Securities of such series on the respective Stated Maturities, in accordance with the terms of this Indenture and the Securities of such series.

(2)           In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date first set forth hereinabove, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)           In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as result of the deposit and Covenant Defeasance to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)           The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit.

(5)           No Event of Default or event that (after notice of lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6)           Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act.

(7)           Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(8)           Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the

Investment Company Act of 1940, as amended, unless such trust shall be qualified or exempt from regulation thereunder.

(9)           The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1405.         DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1405 and Section 1406, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1404 in respect of the Securities of any Defeasible Series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of Securities of such series, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1404 with respect to Securities of any Defeasible Series that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance with respect to the Securities of such series.

SECTION 1406.         REINSTATEMENT.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Fourteen with respect to the Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fourteen with respect to Securities of such series until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1405 with respect to Securities of such series in accordance with this Article Fourteen; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money so held in trust.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

MOTOROLA SOLUTIONS, INC.

	By:	/s/ Robert O’Keef
Name: Robert O’Keef
Title: Corporate Vice President and Treasurer

Attest:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

	By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President